Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-______) on Form S-3 of our report dated February 18, 2016 with respect to the consolidated financial statements of 22nd Century Group, Inc. and Subsidiaries as of and for the years ended December 31, 2015 and 2014, and the effectiveness of internal control over financial reporting as of December 31, 2015, which appear in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

The report of Freed Maxick CPAs, P.C. dated February 18, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, expressed an opinion that 22nd Century Group, Inc. had not maintained effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

We also consent to the reference to our firm under the captions “Experts.”

FREED MAXICK CPAs, P.C.

Buffalo, New York

December 30, 2016